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                                                                   Exhibit 10.12

                                I-TRAX.COM, INC.
                          Health Information Solutions
                      12020 Sunrise Valley Drive, Suite 350
                                Reston, VA 20191
                                 (703) 860-0600

Kenneth Jennings, Ph.D.
VIA ELECTRONIC MAIL

Dear Ken:

This letter agreement ("Agreement") will serve to memorialize our understanding regarding your role on behalf of I-Trax.com, Inc. ("Company").

We have agreed to retain you as a consultant to the Company for an initial term of six (6) months for the purpose of assisting the Company to achieve its development, marketing and financing objectives in that period. You in turn have agreed to devote appropriate time and dedicate your best efforts to this end, specifically including but not limited to the following areas:

                 o initiation and successful development of a strategic relationship with a large-scale and satisfactorily credible systems integrator;

                 o development of relationships with health care-oriented web portals;

                 o  assistance in executive recruitment;

                 o  prospective investor, and investment development, relations.

In consideration of your commitment and services during the term of this Agreement, the Company agrees to pay you $10,000 each month for the six-month term, commencing January 1, 2000. As additional compensation and in further consideration of your commitment to the Company's success, the Company agrees to grant to you and immediately escrow on your behalf 250,000 shares of the Company's common stock, to be held by the Company in its Incentive Stock Option Plan fund until redeemed by you, and in which you will be fully vested at the satisfactory conclusion of the initial six month term. Should this Agreement be terminated for any reason prior to the expiration of that term, rights to these shares shall be prorated and vest accordingly. Note that any shares you elect to

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redeem are presently unregistered, and are subject to certain restrictions on transfer, sale or other disposition to unqualified investors prior to such registration of this class of securities.

Please note that this Agreement may be terminated, renewed, or modified by mutual written consent of the parties, or terminated by either party upon thirt7y (30) days written notice. The Agreement is one at will with you as an independent contractor, and creates no obligations of the Company beyond those expressly stated herein, nor any employment relationship under the laws of the State of Virginia. The Company shall not be liable for any administrative, payroll, withholding, social security, taxes, benefits or workman's compensation in connection with any services you provide.

It is understood that you will devote nest efforts during the term of this Agreement, and any subsequent agreements, to your work for the Company, and will avoid engaging in any endeavor that conflicts with its interests. In addition, you shall be bound to keep confidential all proprietary business information of the Company and its customers and partners, and prospective customers and partners, made available to or discovered by you in the course of your work for the Company, including but not limited to financial information, trade secrets, technology, sales plans and customer data. Any unauthorized disclosure of such proprietary information to any party shall be regarded as a breach of this Agreement and may render you liable for any damages therefrom and subject to any legal remedies available to the Company.

Finally, nothing in this Agreement shall be construed to create in you any rights or claim upon any assets, licenses, trademarks, products, intellectual or other property of the Company beyond the contingent equity interest described above.

If the foregoing accurately reflects your understanding of our agreement, please indicate by signing below and returning one original counterpart copy to the Company, keeping one for your own records. Should you have any questions regarding this Agreement or its terms, please do not hesitate to contact the undersigned at the telephone number above, or to contact Jim Wholey (Company general counsel) at the same number, extension 111.

Sincerely,

Frank A. Martin, Chairman
Hans C. Kastensmith, President

         For MLS/1-Trax.com, Inc.

UNDERSTOOD AND AGREED: /s/ Kenneth Jennings, Ph.D.              DATE: __________
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                       Kenneth Jennings, Ph.D.

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